Exhibit 5.1

May 27, 2021

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Registration on Form S-8 of Belden Inc. with respect to the Belden Inc. 2021 Long Term Incentive Plan

Ladies and Gentlemen:

I am Senior Vice President, Legal, General Counsel and Corporate Secretary of Belden Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the registration statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended, covering the registration of 3,250,000 shares of the Company’s common stock, $0.01 par value (the “Shares”), issuable pursuant to the Belden Inc. 2021 Long Term Incentive Plan (the “Plan”).

I am familiar with the Registration Statement and the exhibits thereto. I have also examined originals or copies, certified or otherwise, of such certificates, documents and records of the Company and have made such other investigations as I have deemed necessary or advisable in order to render the opinion set forth below. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the original of all documents submitted to me as copies.

Based upon the foregoing and having regard to legal considerations that I deem relevant, it is my opinion that the Shares (which may be issued in the future pursuant to the Plan, when issued and sold in accordance with the terms of the Plan) will be legally issued, fully paid and nonassessable.

I consent to the use of my name in such Registration Statement and also to the filing of this opinion as an exhibit to the Registration Statement.

This opinion shall be limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General Counsel and Corporate Secretary